UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 16, 2016
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of New Grant Agreements under the 2009 Equity Incentive Plan of Tech Data Corporation
On March 16, 2016, the Compensation Committee of the Board of Directors (“the Committee”) approved new forms of grant agreements under Tech Data Corporation’s (the “Company”) 2009 Equity Incentive Plan (the “Equity Plan”). The new grant agreements include a Restricted Stock Unit Grant Agreement (the “RSU Grant Agreement”) and a Performance-Based Restricted Stock Unit Grant Agreement (the “PBRSU Grant Agreement”). The RSU Grant Agreement and PBRSU Grant Agreement both contain a double trigger change in control provision, which means that if an acquirer or successor in a change in control assumes or continues the awards, vesting of the awards will only accelerate in connection with the change in control if the Participant also has a qualifying termination of employment following the change in control. Pursuant to the PBRSU Grant Agreement, the Participant becomes eligible for vesting upon the Company’s attainment of the Performance Goal established for each Performance Measure during the Performance Period (as those terms are defined in the PBRSU Grant Agreement) as the Committee determines in its sole discretion.
The above description of the RSU Grant Agreement and PBRSU Grant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RSU Grant Agreement and PBRSU Grant Agreement, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Restricted Stock Unit Grant Agreement
10.2	Performance-Based Restricted Stock Unit Grant Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: March 18, 2016	/s / David R. Vetter
David R. Vetter Senior Vice President, General Counsel and Secretary